Exhibit 2.1


                      AGREEMENT AND PLAN OF REORGANIZATION

                                      AMONG

                         UINTAH MOUNTAIN COPPER COMPANY,

                           VOXPATH ACQUISITION CORP.,

                             VOXPATH NETWORKS, INC.,

                                       AND

                             THE MAJOR SHAREHOLDERS

                           LISTED ON SCHEDULE A HERETO





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                      AGREEMENT AND PLAN OF REORGANIZATION

         This Agreement and Plan of Reorganization (hereinafter the "Agreement") is entered into effective as of this 19th day of August, 2005, by and among Uintah Mountain Copper Company, a Nevada corporation (hereinafter "Parent"); Voxpath Acquisition Corp., a newly formed Delaware corporation and wholly owned subsidiary of Parent (hereinafter "Merger Sub"); the Major Shareholders listed on Schedule A hereto (hereinafter the "Major Shareholders"); and Voxpath Networks, Inc., a Delaware corporation (hereinafter the "Company").

                                    RECITALS

         WHEREAS, Parent desires to acquire the Company as a wholly-owned subsidiary and to issue shares of Parent Common Stock (as defined below) to the stockholders of the Company upon the terms and conditions set forth herein. Merger Sub is a wholly-owned subsidiary corporation of Parent that shall be merged into the Company, whereupon the Company shall be the surviving corporation of said merger and shall become a wholly-owned subsidiary of Parent (Merger Sub and the Company are sometimes collectively hereinafter referred to as the "Constituent Corporations").

         WHEREAS, the boards of directors of each of Parent, Merger Sub and the Company deem it advisable and in the best interests of such corporations and their respective stockholders that Merger Sub merge with and into the Company pursuant to this Agreement and the Delaware Certificate of Merger (in the form attached hereto as Exhibit A) and pursuant to applicable provisions of law (such transaction hereafter referred to as the "Merger").

         WHEREAS, Merger Sub has an authorized capitalization consisting of 50,000,000 shares of common stock, par value $0.001 per share, of which 50,000,000 shares shall be issued and outstanding and owned by Parent as of the closing of the Merger.

         WHEREAS, Parent has an authorized capitalization consisting of 100,000,000 shares of common stock, par value $0.001 per share ("Parent Common Stock"), of which, 700,000 shares of Parent Common Stock shall be, as of the Effective Date ( as defined below), issued and outstanding and no shares of Parent Common Stock are reserved for issuance pursuant to options, warrants or other securities that are convertible into or exchangeable for Parent Common Stock, in each case as of the Effective Date.

         WHEREAS, the Company has an authorized capitalization consisting of 79,000,000 shares of common stock, par value $0.001 per share ("Company Common Stock"), and 61,000,000 shares of preferred stock, par value $0.001 per share ("Company Preferred Stock"), of which, 4,952,681 shares of Company Common Stock are currently issued and outstanding, and 18,348,430 shares of Company Common Stock are subject to currently issued and outstanding options and warrants, and 19,617,590 shares of Company Preferred Stock, have been designated as Series D Convertible Preferred Stock ("Company Series D Preferred Stock"), all of which are issued and outstanding, and 41,382,410 of which have been designated as Series E Convertible Preferred Stock ("Company Series E Preferred Stock") in each case as of the Effective Date.

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         NOW THEREFORE, for the mutual consideration set out herein, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

                                    AGREEMENT

     1. Plan of Reorganization. The parties to this Agreement do hereby agree that Merger Sub shall be merged with and into the Company upon the terms and conditions set forth herein and in accordance with the provisions of the Delaware General Corporation Law. It is the intention of the parties hereto that this transaction qualify as a tax-free reorganization under Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended, and related sections thereunder.

     2. Terms of Merger. In accordance with the provisions of this Agreement and the requirements of applicable law, Merger Sub shall be merged with and into the Company as of the Effective Date (the terms "Closing" and "Effective Date" are defined in Section 7 hereof). The Company shall be the surviving corporation (hereinafter the "Surviving Corporation") and the separate existence of Merger Sub shall cease when the Merger shall become effective. Consummation of the Merger shall be upon the following terms and subject to the conditions set forth herein:

     (a)  Corporate Existence.

          (i) Commencing with the Effective Date, the Surviving Corporation shall continue its corporate existence as a Delaware corporation and (i) it shall thereupon and thereafter possess all rights, privileges, powers, franchises and property (real, personal and mixed) of each of the Constituent Corporations; (ii) all debts due to either of the Constituent Corporations, on whatever account, all causes in action and all other things belonging to either of the Constituent Corporations shall be taken and deemed to be transferred to and shall be vested in the Surviving Corporation by virtue of the Merger without further act or deed; and (iii) all rights of creditors and all liens, if any, upon any property of any of the Constituent Corporations shall be preserved unimpaired, limited in lien to the property affected by such liens immediately prior to the Effective Date, and all debts, liabilities and duties of the Constituent Corporations shall thenceforth attach to the Surviving Corporation.

          (ii) At the Effective Date, (i) the Fifth Amended and Restated Certificate of Incorporation of the Company, as amended, shall be the Certificate of Incorporation of the Surviving Corporation, and the By-laws of the Company, as existing immediately prior to the Effective Date, shall be and remain the By-laws of the Surviving Corporation; (ii) the members of the Board of Directors of the Company holding office immediately prior to the Effective Date shall remain as the members of the Board of Directors of the Surviving Corporation (if on or after the Effective Date a vacancy exists on the Board of Directors of the Surviving Corporation, such vacancy may thereafter be filled in a manner provided by applicable law and the By-laws of the Surviving Corporation); and (iii) until the Board of Directors of the Surviving Corporation shall otherwise determine, all persons who hold offices of the Company at the Effective Date shall continue to hold the same offices of the Surviving Corporation.

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     (b)  Conversion of  Securities.  As of the  Effective  Date and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the securities of any of these corporations, each of the following shall occur:

          (i) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Date shall be converted into 0.1563 shares of Parent Common Stock (the "Conversion Ratio"). All such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each certificate previously evidencing any such shares shall thereafter represent the right to receive, upon the surrender of such certificate in accordance with the provisions of
     Section 4 hereof, certificates evidencing such number of shares of Parent Common Stock, respectively, into which such shares of Company Common Stock were converted. The holders of such certificates previously evidencing shares of Company Common Stock outstanding immediately prior to the Effective Date shall cease to have any rights with respect to such shares of Company Common Stock except as otherwise provided herein or by law. The shares of Parent Common Stock issued to the holders of the capital stock of the Company shall be subject to certain restrictions on any sale, assignment, transfer, encumbrance or other manner of disposition as more fully set forth below;

          (ii) Each share of Company Series D Preferred Stock issued and outstanding immediately prior to the Effective Date shall be automatically converted into 0.1563 shares of Parent Common Stock. All such shares of Company Series D Preferred Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each certificate previously evidencing any such shares shall thereafter represent the right to receive, upon the surrender of such certificate in accordance with the provisions of Section 4 hereof, certificates evidencing such number of shares of Parent Common Stock, respectively, into which such shares of Company Series D Preferred Stock were converted. The holders of such certificates previously evidencing shares of Company Series D Preferred Stock outstanding immediately prior to the Effective Date shall cease to have any rights with respect to such shares of Company Series D Preferred Stock except as otherwise provided herein or by law. The shares of Parent Common Stock issued to the holders of the capital stock of the Company shall be subject to certain restrictions on any sale, assignment, transfer, encumbrance or other manner of disposition as more fully set forth below;

          (iii) Each share of Company Series E Preferred Stock issued and outstanding immediately prior to the Effective Date shall be automatically converted into 0.1563 shares of Parent Common Stock. All such shares of Company Series E Preferred Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each certificate previously evidencing any such shares shall thereafter represent the right to receive, upon the surrender of such certificate in accordance with the provisions of Section 4 hereof, certificates evidencing such number of shares of Parent Common Stock, respectively, into which such shares of



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



     Company Series E Preferred Stock were converted. The holders of such certificates previously evidencing shares of Company Series E Preferred Stock outstanding immediately prior to the Effective Date shall cease to have any rights with respect to such shares of Company Series E Preferred Stock except as otherwise provided herein or by law. The shares of Parent Common Stock issued to the holders of the capital stock of the Company shall be subject to certain restrictions on any sale, assignment, transfer, encumbrance or other manner of disposition as more fully set forth below;

          (iv) Any shares of capital stock of the Company held in the treasury of the Company immediately prior to the Effective Date shall automatically be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto;

          (v) Each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Date shall remain in existence as one share of common stock of the Surviving Corporation, which shall be owned by Parent;

          (vi) Notwithstanding anything in this Agreement to the contrary, any shares of Voxpath Capital Stock issued and outstanding immediately prior to the Effective Time and held by a holder (a "Dissenting Stockholder") who has not voted in favor of the Merger or consented thereto in writing and who has properly demanded appraisal for such shares in accordance with the Delaware General Corporation Law ("Dissenting Shares") shall not be converted into a right to receive the Parent Common Stock at the Effective Time, but shall represent and become the right to receive such consideration as may be determined to be due to such Dissenting Stockholder pursuant to the laws of the State of Delaware, unless and until such holder fails to perfect or withdraws or otherwise loses such holder's right to appraisal and payment under the Delaware General Corporation Law (the "DGCL"). At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, all Dissenting Shares shall be cancelled and shall cease to exist. If, after the Effective Time, such Dissenting Stockholder fails to perfect or withdraws or otherwise loses such holder's right to appraisal, such former Dissenting Shares held by such holder shall be treated as if they had been converted as of the Effective Time into a right to receive, upon surrender as provided above, Parent Common Stock without any interest thereon. Voxpath shall give Voxpath Holdings, Inc. prompt notice of any demands received for appraisal of shares of Voxpath capital, any withdrawals of any such demands and any other instruments served pursuant to the DGCL and received by Voxpath.

     (c)  Other Matters.


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          (i) The shares of Parent  Common  Stock to be issued  pursuant to this
     Agreement to the current stockholders of the Company (the "Company Stockholders") shall be subject to a prohibition against any sale, assignment, transfer, encumbrance or other manner of disposition (a "Transfer"), for a period of twelve (12) months after the Effective Date (the "Transfer Restriction"). After the Effective Date, the Board of Directors of Parent (as then constituted) shall release ten percent (10%) of such shares from the Transfer Restriction for each thirty day period that has elapsed subsequent to the Effective Time. The Board of Directors of Parent, in their sole discretion, depending on market conditions, may elect to release more or less than ten percent (10%) of such shares from the Transfer Restrictions in any thirty day period. The number of shares of Parent Common Stock held by the former Company shareholders to be released from the Transfer Restriction shall in any case be determined pro-rata based on the ownership of Parent Common Stock among the former Company shareholders.

          A. The certificates representing shares of Parent Common Stock to be issued pursuant to this Agreement shall, unless and until the Transfer Restriction has been released as to the shares such certificate represents, bear the following legend:

          B. "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF UNTIL ONE YEAR FROM THE DATE OF ISSUANCE OR AT SUCH EARLIER TIME AS THE RESTRICTIONS ARE REMOVED BY THE CORPORATION."

          C. Parent may impose stop-transfer orders to effectuate these provisions.

          (ii) Upon the effectiveness of the Merger, each outstanding option or warrant to purchase Company Common Stock, whether or not then exercisable, shall be converted into an option or warrant to purchase (in substitution for each share of Company Common Stock subject to an option or warrant to purchase Company Common Stock) 0.1563 shares of Parent Common Stock at a price equal to the exercise price per share in effect immediately prior to the Merger divided by the Conversion Ratio. All other terms and conditions of each option or warrant to purchase Company Common Stock shall remain the same.

          (iii) At the Closing, the Board of Directors of Parent shall increase the size of the Board of Directors of Parent to consist of four (4) directors and the existing directors of Parent shall nominate and elect to the Board of Directors of Parent John R. Fleming, Thomas J. Meredith, Kalvirayan S. Mani and Kumar K. Viswanathan, or such other persons designated by the Company, and all of the persons serving as directors and


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     officers of Parent immediately prior to the Closing shall thereafter resign from all of their positions with Parent, all subject to compliance with Rule 14f-1 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     3. Escrow. On the Effective Date, Parent and the Major Shareholders shall deliver to The Drage Law Firm, P.C. (the "Escrow Agent") certificates representing 140,000 shares of Parent Common Stock (the "Escrow Shares"). The Escrow Shares shall be held in escrow for the purpose of securing the indemnification obligations of the Major Shareholders set forth in this Agreement. The Escrow Shares shall be held by the Company under the Escrow Agreement attached hereto as Exhibit B and pursuant to the terms thereof. The Escrow Shares shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party, and shall be held and disbursed solely for the purposes and in accordance with the terms of the Escrow Agreement.

          (a) The adoption of this Agreement and the approval of the Merger by the Major Shareholders shall constitute approval of the Escrow Agreement and of all of the arrangements relating thereto, including without limitation the placement of the Escrow Shares in escrow and the appointment of the Shareholder Representatives.

          (b) During the term of the Escrow Agreement, all dividends paid on the Escrow Shares will be distributed currently to the Major Shareholders and all voting rights of the Escrow Shares will be exercisable by or on behalf of the Major Shareholders or their authorized agent(s).

     4. Delivery of Shares. Promptly after the Effective Date, Parent shall mail to each record holder of certificates formerly representing all of such holder's shares of Company capital stock (the "Old Certificates"), at the address set forth on books of Parent, (i) a notice of the effectiveness of the Merger and
(ii) a Letter of Transmittal in a form reasonably acceptable to the Company. The Letter of Transmittal shall include an undertaking to be bound by the restrictions on transfer contained herein. Upon surrender of an Old Certificate, together with a Letter of Transmittal duly executed and completed in accordance with the instructions thereto, the holder of such Old Certificate (other than Old Certificates representing Dissenting Shares) shall be entitled to receive in exchange therefor, certificates representing the shares of Parent Common Stock into which such holder's shares of Company capital stcok were converted pursuant to the Merger (the "New Certificates"), that such holder is entitled to receive, which shall be delivered by Parent in accordance with the instructions provided by such holder in the Letter of Transmittal executed by such holder. Until surrendered and exchanged as herein provided, each outstanding certificate which, prior to the Effective Date, represented Company Common Stock shall be deemed for all corporate purposes to evidence ownership of the same number of shares of Parent Common Stock into which the shares of Company Common Stock represented by such certificate shall have been so converted. No dividends or other distributions declared or made with respect to Parent Common Stock after the Effective Date will be paid to the holder of any certificate that prior to the Effective Date evidenced shares of Company Common Stock until the holder of such certificate surrenders or exchanges such certificate as herein provided. Subject to the effect of any applicable abandoned property, escheat or similar laws, following surrender of any such certificate, there will be paid to the holder of the certificates evidencing shares of Parent Common Stock issued in exchange therefor, without interest, (i) the amount of dividends or other distributions with a record date after the Effective Date theretofore paid with respect to such shares of Parent Common Stock and (ii) at the appropriate


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payment date, the amount of dividends or other distributions, with a record date after the Effective Date but prior to the surrender and a payment date occurring after surrender, payable with respect to such shares of Parent Common Stock less any withholding taxes which are required thereon. No party hereto will be liable to any former holder of Company Common Stock for any Parent Common Stock or dividends or distributions thereon in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. In the event any certificate representing Company Common Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the holder of Company Common Stock claiming such certificate to be lost, stolen or destroyed and an agreement by such holder to indemnify and hold harmless Parent and the Surviving Corporation against any claim that may be made against them with respect to such certificate, Parent will issue in exchange for such lost, stolen or destroyed certificate Parent Common Stock to which such holder is entitled pursuant to this Agreement.

     5. Representations of the Company. The Company hereby represents and warrants as follows, which warranties and representations shall also be true as of the Closing:

          (a) As of the Effective Date, 4,952,681 shares of Company Common Stock are issued and outstanding, 19,617,590 shares of the Company Series D Preferred Stock are issued and outstanding, and 33,966,986 shares of the Company Series E Preferred Stock are issued and outstanding. Other than the exercise or conversion of outstanding options or warrants to purchase Company Common Stock, the foregoing shares represent all of the shares of the Company's capital stock that will be issued and outstanding as of the Closing.

          (b) The issued and outstanding shares of Company Common Stock and Company Preferred Stock constitute duly authorized, validly issued shares of capital stock of the Company. All issued and outstanding shares of Company Common Stock and Company Preferred Stock are fully paid and nonassessable.

          (c) The Company audited financial statements as of and for the year ended March 31, 2005, which have been made available to Parent (hereinafter referred to as the "Company Financial Statements"), fairly present the financial condition of the Company as of the date thereof and the results of its operations for the period covered. Other than as set forth in any schedule or Exhibit attached hereto, and except as may otherwise be set forth or referenced herein, there are no material liabilities or obligations, either fixed or contingent, not disclosed or referenced in the Company Financial Statements or in any exhibit thereto or notes thereto other than contracts or obligations occurring in the ordinary course of business since March 31, 2005; and no such contracts or obligations occurring in the ordinary course of business constitute liens or other liabilities which materially alter the financial condition of the Company as reflected in the Company Financial Statements. The Company has or will have at the Closing, good title to all assets shown on the Company Financial Statements subject only to dispositions and other transactions in the ordinary course of business, the disclosures set forth therein and liens and encumbrances of record. The Company Financial Statements have been prepared in accordance with generally accepted accounting principles (except as may be indicated therein or in the notes thereto and except for the absence of footnotes).


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          (d) Except as set forth in Schedule  5(d),  since March 31, 2005 there have not been any material adverse changes in the financial position of the Company except changes arising in the ordinary course of business, which changes will not materially and adversely affect the financial position of the Company.

          (e) The Company is not a party to any material pending litigation or, to the knowledge (herein, "Knowledge"), of its executive officers, any governmental investigation or proceeding, not reflected in the Company Financial Statements, and, to its Knowledge, no material litigation, claims, assessments or any governmental proceedings are threatened against the Company.

          (f) The Company is in good standing in the State of Delaware, and is in good standing and duly qualified to do business in each state where the Company is required to be so qualified except where the failure to so qualify would have no material negative impact on the Company.

          (g) The Company has, or by the Closing will have, filed all material tax, governmental and/or related forms and reports (or extensions thereof) due or required to be filed in the ordinary course of business and has (or will have) paid or made adequate provisions for all taxes or assessments which have become due as of the Closing, except where the failure to do so would not have a material adverse effect on the Company.

          (h) The Company has not materially breached any material agreement to which it is a party. The Company has made available to Parent copies of or access to all material contracts, commitments and/or agreements to which the Company is a party, including all contracts covering relationships or dealings with related parties or affiliates.

          (i) The Company has no subsidiary corporations.

          (j) The Company has made its corporate financial records, minute books, and other corporate documents and records available for review to present management of Parent prior to the Closing, during reasonable business hours and on reasonable notice.

          (k) The Company has the corporate power to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been or will prior to the Closing be duly authorized by the Board of Directors of the Company and by the stockholders of the Company. The execution of this Agreement does not materially violate or breach any material agreement or contract to which the Company is a party, and the Company, to the extent required, has (or will have by Closing) obtained all necessary approvals or consents required by any agreement to which the Company is a party. The execution and performance of this Agreement will not violate or conflict with any provision of the Certificate of Incorporation or By-laws of the Company.

          (l) Information regarding the Company which has been delivered by the Company to Parent for use in connection with the Merger, is true and accurate in all material respects.


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


     6. Representations of Parent, Merger Sub and the Major Shareholder. Parent, Merger Sub and the Major Shareholders hereby jointly and severally represent and warrant as follows, each of which representations and warranties shall also be true as of the Closing:

          (a) As of the Closing, the shares of Parent Common Stock to be issued and delivered to the Company Stockholders hereunder and in connection herewith will, when so issued and delivered, constitute duly authorized, validly and legally issued, fully-paid, nonassessable shares of Parent capital stock, will not be issued in violation of any preemptive or similar rights and will be issued free and clear of all liens and encumbrances. As of the Closing, the shares of Parent Common Stock to be reserved for issuance to the holders of options and warrants to purchase Company Common Stock, when so issued and delivered in accordance with such options or warrants, will constitute duly authorized, validly and legally issued, fully-paid, nonassessable shares of Parent capital stock, will not be issued in violation of any preemptive or similar rights and will be issued free and clear of all liens and encumbrances.

          (b) Parent and Merger Sub each has the corporate power to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (i) have been duly authorized by the respective Boards of Directors of Parent and Merger Sub and by Parent as the sole stockholder of Merger Sub and (ii) do not need to be approved or authorized by the stockholders of Parent. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and constitutes a legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms except as enforcement may be limited by applicable bankruptcy, insolvency or other laws affecting creditor's rights generally or by legal principles of general applicability governing the availability of equitable remedies. The execution and performance of this Agreement will not constitute a material breach of any agreement, indenture, mortgage, license or other instrument or document to which Parent, Merger Sub or any Major Shareholder is a party or to which it is otherwise subject and will not violate any judgment, decree, order, writ, law, rule, statute, or regulation applicable to Parent, Merger Sub, any Major Shareholder or their respective properties. The execution and performance of this Agreement will not violate or conflict with any provision of the respective Articles of Incorporation or Certificate of Incorporation or by-laws of either Parent or Merger Sub.

          (c) Parent has delivered to the Company a true and complete copy of its audited financial statements for the fiscal years ended December 30, 2002, 2003 and 2004, and the unaudited financial statements for the three months ended March 31, 2005 (the "Parent Financial Statements"). The Parent Financial Statements are complete, accurate and fairly present the financial condition of Parent as of the dates thereof and the results of its operations for the periods then ended. There are no material liabilities or obligations either fixed or contingent not reflected therein. The Parent Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of Parent as of the dates thereof and the results of its operations and changes in financial position for the periods then ended. Merger Sub has no financial statements because it was recently formed solely for the purpose of effectuating the Merger and it has been, is and will remain inactive except for purposes of the Merger, and it has no assets, liabilities, contracts or obligations of any kind other than as incurred in the ordinary course of business in connection with its incorporation in Delaware. Parent has no subsidiaries (other than Merger
     Sub) or affiliates and does not have any direct or indirect equity participation or similar interest in any corporation, partnership, limited liability company, joint venture, trust or other business. Merger Sub has no subsidiaries or affiliates (other than Parent) and does not have any direct or indirect equity participation or similar interest in any corporation, partnership, limited liability company, joint venture, trust or other business.

          (d) Since March 31, 2005, there have not been any material adverse changes in the financial condition of Parent. At the Closing, neither Parent nor Merger Sub shall have any material assets other than those reflected in the Parent Financial Statements. At Closing, Parent shall have entered into agreements effective as of the Effective Time to convert all liabilities of Parent into shares of Parent Common Stock such that at the Effective Time Parent shall not have any liabilities of any kind. Merger Sub now has no, and at Closing shall not have any, liabilities of any kind.

          (e) Neither Parent nor Merger Sub is a party to, or the subject of, any pending litigation, claims, or governmental investigation or proceeding not reflected in the Parent Financial Statements, and to the Knowledge of any Major Shareholder, Parent and Merger Sub, there are no lawsuits, claims, assessments, investigations, or similar matters, threatened or contemplated against or affecting Merger Sub, Parent, or the management or properties of Parent or Merger Sub.

          (f) Parent and Merger Sub are each duly organized, validly existing and in good standing under the laws of the jurisdiction of their incorporation; each has the corporate power to own, lease and operate its property and to carry on its business as now being conducted and is duly qualified to do business and in good standing to do business in any jurisdiction where so required except where the failure to so qualify would have no material negative impact. Neither corporation is required to be qualified to do business in any state other than the States of Nevada and Utah.

          (g) Parent and Merger Sub have each filed all federal, state, county and local income, excise, property and other tax, governmental and/or other returns, forms, filings, or reports, which are due or required to be filed by it prior to the date hereof and have paid or made adequate provision in the Parent Financial Statements for the payment of all taxes, fees, or assessments which have or may become due pursuant to such returns, filings or reports or pursuant to any assessments received. Neither Parent nor Merger Sub is delinquent or obligated for any tax, penalty, interest, delinquency or charge and there are no tax liens or encumbrances applicable to either corporation.

          (h) At the Effective Date (without giving effect to the issuance of Parent Common Stock pursuant to the Merger), Parent's authorized capital stock will consist of 100,000,000 shares of Parent Common Stock, of which 700,000 shares of Parent Common Stock will be issued and outstanding. Merger Sub's capitalization consists solely of 50,000,000 authorized shares of common stock, par value $0.001 per share, of which 50,000,000 shares are outstanding, all of which are owned by Parent, free and clear of all liens, claims and encumbrances. All outstanding shares of capital stock of Parent and Merger Sub are, and shall be at Closing, validly issued, fully paid and nonassessable. There are no existing options, convertible or exchangeable securities, calls, claims, warrants, preemptive rights, registration rights or commitments of any character relating to the issued or unissued capital stock or other securities of either Parent or Merger Sub. There are no voting trusts, proxies or other agreements, commitments or understandings of any character to which Parent or Merger Sub is a party or by which Parent or Merger Sub is bound with respect to the voting of any capital stock of Parent or Merger Sub. There are no outstanding stock appreciation, phantom stock or similar rights with respect to any capital stock of Parent or Merger Sub. There are no outstanding obligations to repurchase, redeem or otherwise acquire any shares of capital stock of Parent or Merger Sub.

          (i) Parent and Merger Sub have (and at the Closing they will have) disclosed in writing to the Company all events, conditions and facts materially affecting the business, financial conditions (including any liabilities, contingent or otherwise) or results of operations of either Parent or Merger Sub.

          (j) The financial records, minute books, and other documents and records of Parent and Merger Sub have been made available to the Company prior to the Closing. The records and documents of Parent and Merger Sub that have been delivered to the Company constitute all of the records and documents of Parent and Merger Sub that any Major Shareholder is aware of or that are in his or her possession or in the possession of Parent or Merger Sub.

          (k) Neither Parent nor Merger Sub has breached, nor is there any pending, or to the Knowledge of any Major Shareholder, any existing or threatened claim that Parent or Merger Sub has breached, any of the terms or conditions of any agreements, contracts, commitments or other documents to which it is a party or by which it is, or its properties are bound. The execution and performance of this Agreement will not violate any provisions of applicable law or any agreement to which Parent or Merger Sub is subject. Each of Parent and Merger Sub hereby represent and warrant that it is not a party to any material contract or commitment, and that it has disclosed to the Company in writing all previous or existing relationships or dealings with related or controlling parties or affiliates of Parent, Merger Sub or any Major Shareholder. Each of Parent and Merger Sub hereby represent and warrant that there are no currently existing agreements with any affiliates, related or controlling persons or entities of Parent, Merger Sub or any Major Shareholder.

          (l) Parent has complied with all of the provisions relating to the issuance of securities, and for the registration thereof, under the Securities Act of 1933, as amended (the "Securities Act"), other applicable securities laws, and all applicable blue sky laws in connection with any and all of its stock issuances. There are no outstanding, pending or threatened stop orders or other actions or investigations relating thereto involving federal and state securities laws. All issued and outstanding shares of Parent's capital stock were offered and sold in compliance with federal and state securities laws and were not offered, sold or issued in violation of any preemptive right, right of first refusal or right of first offer and are not subject to any right of recission.

          (m) Parent was organized for the purpose of developing mining claims and was not formed for the purpose of engaging in a merger or acquisition with an unidentified company and is not, nor has it ever been, a blank check company.

          (n) All information regarding Parent which has been provided to the Company by Parent or set forth in any document or other communication, disseminated to any former, existing or potential shareholders of Parent or to the public or filed with The National Association of Securities Dealers, Inc. ("NASD") or the Securities and Exchange Commission ("SEC") or any state securities regulators or authorities is true, complete, accurate in all material respects, not misleading, and was and is in full compliance with all securities laws and regulations.

          (o) Parent is and has been in compliance with, and Parent has conducted any business previously owned or operated by it in compliance with, all applicable laws, orders, rules and regulations of all governmental bodies and agencies, including applicable securities laws and regulations (including, without limitation, the Sarbanes Oxley Act of 2002) and environmental laws and regulations, except where such noncompliance has and will have, in the aggregate, no material adverse effect. Parent has not received notice of any noncompliance with the foregoing, nor does it or any Major Shareholder have Knowledge of any claims or threatened claims in connection therewith. Parent has never conducted any operations or engaged in any business transactions whatsoever other than as set forth in the reports Parent has previously filed with the SEC.

          (p) Without limiting the foregoing, (i) Parent and any other person or entity for whose conduct Parent is legally held responsible are and have been in material compliance with all applicable federal, state, regional, and local laws, statutes, ordinances, judgments, rulings and regulations relating to any matters of pollution, protection of the environment, health or safety, or environmental regulation or control, and (ii) neither Parent nor any other person for whose conduct Parent is legally held responsible has manufactured, generated, treated, stored, handled, processed, released, transported or disposed of any hazardous substance on, under, from or at any of Parent's properties or in connection with Parent's operations.

          (q) Parent has timely filed all required documents, reports and schedules with the SEC, the NASD and any applicable state or regional securities regulators or authorities (collectively, the "Parent SEC Documents"). As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act, the NASD rules and regulations and state and regional securities laws and regulations, as the case may be, and, at the respective times they were filed, none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements (including, in each case, any notes thereto) of Parent included in the Parent SEC Documents complied as to form and substance in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles (except as may be indicated therein or in the notes thereto) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the financial position of Parent as of the respective dates thereof and the results of its operations and its cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein).

          (r) Except as and to the extent specifically disclosed in this Agreement and as may be specifically disclosed or reserved against as to amount in the latest balance sheet contained in the Parent Financial Statements, there is no basis for any assertion against Parent of any material liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, known or unknown, including, without limitation, any liability for taxes (including e-commerce sales or other taxes), interest, penalties and other charges payable with respect thereto. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will
     (a) result in any payment (whether severance pay, unemployment compensation or otherwise) becoming due from Parent to any person or entity, including without limitation any employee, director, officer or affiliate or former employee, director, officer or affiliate of Parent, (b) increase any benefits otherwise payable to any person or entity, including without limitation any employee, director, officer or affiliate or former employee, director, officer or affiliate of Parent, or (c) result in the acceleration of the time of payment or vesting of any such benefits.

          (s) No aspect of Parent's past or present business, operations or assets is of such a character as would restrict or otherwise hinder or impair Parent from carrying on the business of Parent as it is presently being conducted by Parent.

          (t) Parent has no material contracts, commitments, arrangements, or understandings relating to its business, operations, financial condition, prospects or otherwise. For purposes of this Section 6, "material" means payment or performance of a contract, commitment, arrangement or understanding which is expected to involve payments in excess of $2,000.

          (u) Other than this Agreement and the transactions contemplated hereby, there are no outstanding contracts, commitments or bids, or services, development, sales or other proposals of either Parent or Merger Sub.

          (v)  There  are  no  outstanding  lease  commitments  that  cannot  be
     terminated   without   penalty  upon  30-days   notice,   or  any  purchase
     commitments, in each case of either Parent or Merger Sub.

          (w) No representation or warranty by Parent or Merger Sub contained in this Agreement and no statement contained in any certificate, schedule or other communication furnished pursuant to or in connection with the provisions hereof contains or shall contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading. There is no current or prior event or condition of any kind or character pertaining to Parent that may reasonably be expected to have a material adverse effect on Parent or its subsidiaries. Except as specifically indicated elsewhere in this Agreement, all documents delivered by Parent in connection herewith have been and will be complete originals, or exact copies thereof.

          (x) Assuming all corporate consents and approvals have been obtained and assuming the appropriate filings and mailings are made by Parent under the Securities Act, the Exchange Act, with the NASD, and with the Secretary of State of Delaware, the execution and delivery by Parent of this Agreement and the closing documents and the consummation by Parent of the transactions contemplated hereby do not and will not (i) require the consent, approval or action of, or any filing or notice to, any corporation, firm, person or other entity or any public, governmental or judicial authority (except for such consents, approvals, actions, filing or notices the failure of which to make or obtain will not in the aggregate have a material adverse effect); or (ii) violate any order, writ, injunction, decree, judgment, ruling, law, rule or regulation of any federal, state, county, municipal, or foreign court or governmental authority applicable to Parent, or its business or assets. Parent is not subject to, or a party to, any mortgage, lien, lease, agreement, contract, instrument, order, judgment or decree or any other material restriction of any kind or character which would prevent, hinder, restrict or impair the continued operation of the business of Parent (or to the Knowledge of Parent, the continued operation of the business of the Company) after the Closing.

          (y) James Anderson is the sole director and sole executive officer of each of Parent and Merger Sub. Except for Anderson, Parent currently has no employees, consultants or independent contractors other than its attorneys and accountants, and there are no labor disputes, grievances or requests for arbitration. Parent has no pension, retirement, savings, profit sharing, stock-based, incentive compensation or other similar employee benefit plan.

          (z) Except as filed as exhibits to the Parent SEC Documents, Parent has no "material contracts" (as defined in Item 601(b)(10) of Regulation S-B of the SEC) to which it is a party. Parent is not a party to or bound by any contract which would prohibit or materially delay the consummation of the transactions contemplated by this Agreement. All of the Parent's "material contracts" are in good standing, valid and effective in accordance with their respective terms, and neitherParent nor any other party to a "material contract" of Parent has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time or both, would constitute a default under the provisions of, any such "material contract."

          (aa) Except as set forth in (i) the Parent SEC Documents, there are no liabilities (including, but not limited to, tax liabilities) or claims against PArent (whether such liabilities or claims are contingent or absolute, direct or indirect, and matured or unmatured), and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability or claim.

          (bb) Parent is in compliance with the requirements of the Sarbanes-Oxley Act of 2002 applicable to it as of the date of this
     Agreement. Parent maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Parent has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for Parent and designed such disclosures controls and procedures to ensure that material information relating to Parent, is made known to the certifying officers by others within Parent, particularly during the period in which Parent's Form 10-KSB or 10-QSB, as the case may be, is being prepared. Parent's certifying officers have evaluated the effectiveness of Parent's controls and procedures as of the date of its most recently filed periodic report (such date, the "Evaluation Date"). Parent presented in its most recently filed periodic report the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in Parent's internal control over financial reporting (as such term is defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) or in other factors that could significantly affect Parent's internal control over financial reporting. Parent's auditors, at all relevant times, have been duly registered in good standing with the Public Company Accounting Oversight Board.

          (cc) There are no legal, administrative, arbitral or other proceedings, claims, suits, actions or governmental investigations of any nature pending, or to Parent's knowledge threatened, directly or indirectly involving Parent or its officers, directors or affiliates, including, but not limited to any stockholder claims or derivative actions, or challenging the validity or propriety of the transactions contemplated by this Agreement. Parent is not subject to any order, judgment, injunction, rule or decree of any Governmental Authority or arbitrator.

          (dd) Parent has all Permits required to own, lease and operate its properties and to carry on its business as currently conducted. Parent: (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by Parent under), nor has Parent received notice of a claim that it is in default under or that it is in violation of, any indenture, mortgage, deed of trust or other agreement, instrument or contract to which Parent is a party or by which it or any of its assets or properties are bound (whether or not such default or violation has been waived), (ii) is not in violation of any order of any court, arbitrator or governmental body, (iii) is not and has not been in violation of any law, order, rule, regulation, writ, injunction, judgment or decree of any Governmental Authority having jurisdiction over Parent or any of its business or properties, including federal and state securities laws and regulations and (iv) is not in violation of any of its Permits.

          (ee) No sale of Parent's securities or Parent's use of the proceeds from such sale has violated the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. Without limiting the foregoing, Parent (i) is not a person whose property or interests in property are blocked pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) and (ii) does not engage in any dealings or transactions, or be otherwise associated, with any such person. Parent is in compliance with the USA Patriot Act of 2001.

          (ff) There are no disagreements of any kind presently existing, or reasonably anticipated by Parent to arise, between the accountants and lawyers formerly or presently employed by Parent and Parent is current with respect to any fees owed to its accountants and lawyers.

          (gg) Parent has complied with all applicable environmental laws. There is no pending or threatened civil or criminal litigation, written notice of violation, formal administrative proceeding or investigation, inquiry or information request by any Governmental Authority or other entity relating to any environmental law involving Parent

          (hh) The Parent Common Stock has been approved for listing on the Over-The-Counter Bulletin Board (the "OTCBB") and Parent has and continues to satisfy all of the requirements of the OTCBB for such listing and for the trading of Parent Common Stock thereunder.

          (ii) Parent  confirms  that neither it nor any other Person  acting on its  behalf  has  provided  Voxpath  or its  agents  or  counsel  with  any information that constitutes or might constitute material, nonpublic information concerning Parent. Parent understands and confirms thatVoxpath will rely on the foregoing representations in effecting transactions in securities of Parent. All disclosure provided to Voxpath regarding Parent, its business and the transactions contemplated hereby furnished by or on behalf of Parent with respect to the representations and warranties made herein are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein not misleading. Parent acknowledges and agrees that Voxpath has not made, nor is Voxpath making, any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth herein.

     7. Closing. The Closing of the transactions contemplated herein shall take place at the offices of Andrews Kurth LLP, 111 Congress Avenue, Suite 1700, Austin, Texas 78701 on such date (the "Closing") as mutually determined by the parties hereto when all conditions precedent have been met and all required documents have been delivered, which Closing shall occur on or before September 17, 2005. The "Effective Date" of the Merger shall be that date and time specified in the Certificate of Merger as the date on which the Merger shall become effective.

     8. Actions Prior to Closing.

          (a) Prior to the Closing, the Company on the one hand, and Parent and Merger Sub on the other hand, shall be entitled to make such investigations of the assets, properties, business and operations of the other party, and to examine the books, records, tax returns, financial statements and other materials of the other party as such investigating party deems necessary in connection with this Agreement and the transactions contemplated hereby. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances, and the parties hereto shall cooperate fully therein. Until the Closing, and if the Closing shall not occur, thereafter, each party shall keep confidential and shall not use in any manner inconsistent with the transactions contemplated by this
     Agreement,  and shall not  disclose,  nor use for  their own  benefit,  any information or documents obtained from the other party concerning the assets, properties, business and operations of such party, unless such information (i) is readily ascertainable from public or published information, (ii) is received from a third party not under any obligation to keep such information confidential, or (iii) is required to be disclosed by any law or order (in which case the disclosing party shall promptly provide notice thereof to the other party in order to enable the other party to seek a protective order or to otherwise prevent such disclosure). If this transaction is not consummated for any reason, each party shall return to the other all such confidential information, including notes and compilations thereof, promptly after the date of such termination. The representations and warranties contained in this Agreement shall not be affected or deemed waived by reason of the fact that either party hereto discovered or should have discovered any representation or warranty is or might be inaccurate in any respect.

          (b) Prior to the Closing, the Company, Parent, Merger Sub, and each Major Shareholder agree not to issue any statement or communications to the public or the press regarding the transactions contemplated by this Agreement without the prior written consent of the other parties. In the event that Parent is required under federal securities law to either (i) file any document with the SEC that discloses this Agreement or the transactions contemplated hereby, or (ii) to make a public announcement regarding this Agreement or the transactions contemplated hereby, Parent shall provide the Company with a copy of the proposed disclosure no less than 48 hours before such disclosure is made and shall incorporate into such disclosure any reasonable comments or changes that the Company may request.

          (c) Prior to the Closing, except as contemplated by this Agreement, there shall be no stock dividend, stock split, recapitalization, or exchange of shares with respect to or rights, options or warrants issued in respect of Parent Common Stock after the date hereof and there shall be no dividends or other distributions paid on Parent Common Stock after the date hereof, in each case through and including the Closing. Parent and Merger Sub shall conduct no business, prior to the Closing, other than in the ordinary course of business or as may be necessary in order to consummate the transactions contemplated hereby. Prior to the Closing, Parent and Merger Sub shall not take any action or enter into any agreement to issue or sell any shares of capital stock of Parent or Merger Sub or any securities convertible into or exchangeable for any shares of capital stock of Parent or Merger Sub or to repurchase, redeem or otherwise acquire any of the issued and outstanding capital stock of Parent or Merger Sub without the prior written consent of the Company.

          (d) Prior to the Closing, Parent and Merger Sub shall conduct their business only in the usual and ordinary course and the character of such business shall not be changed nor shall any different business be undertaken. Prior to the Closing, except as contemplated hereby, Parent and Merger Sub shall not incur any liabilities or obligations without the prior written consent of the Company.

          (e) Prior to the Closing, Parent will timely file all required Parent SEC Documents and comply in all material respects with the requirements of the Securities Act, the Exchange Act, the NASD rules and regulations and state and regional securities laws and regulations.

          (f) Prior to the Closing, if requested by the Company, Parent shall adopt a new stock option plan in the manner requested by the Company.

          (g) Prior to the Closing, Parent and each Major Shareholder shall take such actions as shall be necessary to cancel any liabilities of Parent so that Parent shall have no liabilities at the Effective Time.

          (h) Prior to the Closing, Parent and each Major Shareholder shall take such actions as shall be necessary to effect a reverse split of Parent Common Stock such that the capital stock of Parent issued and outstanding at the Effective Time (without giving effect to the issuance of Parent Common Stock pursuant to the Merger) shall be approximately 700,000 shares of Parent Common Stock (the "Reverse Split").

          (i) Prior to the Closing, Parent shall take such action as shall be necessary to change the name of Parent to "Voxpath Holdings, Inc." If this Agreement is terminated in accordance with Section 16(c), Parent agrees to change its name back to "Uintah Mountain Copper Company" or to such other name as authorized by the Company promptly following such termination.

     9. Conditions Precedent to the Obligations of the Company. All obligations of the Company under this Agreement are subject to the fulfillment, prior to or as of the Closing, of each of the following conditions:

          (a) The representations and warranties by or on behalf of Parent, Merger Sub and each Major Shareholder contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof or in connection herewith shall be true and correct in all material respects at and as of the Closing as though such representations and warranties were made at and as of such time.

          (b) Parent and Merger Sub shall have performed and complied with all covenants, agreements, and conditions set forth or otherwise contemplated in, and shall have executed and delivered all documents required by, this Agreement to be performed or complied with or executed and delivered by them prior to or at the Closing.

          (c) The directors of Parent and the directors and sole stockholder of Merger Sub shall have approved in accordance with applicable state corporation law the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

          (d) On or before the Closing Date, Parent and Merger Sub shall have delivered to the Company certified copies of resolutions of the stockholders and the directors of Merger Sub and Parent approving and authorizing the execution, delivery and performance of this Agreement and authorizing all of the necessary and proper action to enable Parent and Merger Sub to comply with the terms of this Agreement, including the election of the Company's nominees to the Board of Directors of Parent and all matters outlined or contemplated herein.

          (e) The Merger shall be permitted by applicable state law and otherwise and Parent shall have sufficient shares of its capital stock authorized to complete the Merger and the transactions contemplated hereby.

          (f) At Closing, all of the directors and officers of Parent shall have resigned in writing from their positions as directors and officers of Parent effective upon the election and appointment of the Company nominees, and the directors of Parent shall take such action as may be necessary or desirable regarding such election and appointment of the Company nominees.

          (g) At the Closing, all instruments and documents delivered by Parent or Merger Sub, including to the Company Stockholders pursuant to the provisions hereof shall be reasonably satisfactory to legal counsel for the Company.

          (h) The shares of Parent capital stock to be issued to the Company Stockholders at Closing will be validly issued, nonassessable and fully paid under Nevada corporation law.

          (i) The Company shall have received all necessary and required approvals and consents from required parties and from its stockholders.

          (j) Parent shall have effected the Reverse Split such that the capital stock of Parent issued and outstanding immediately at the Effective Time (without giving effect to the issuance of Parent Common Stock pursuant to the Merger) shall be approximately 700,000 shares of Parent Common Stock. Parent and Merger Sub shall have no liabilities, whether or not accrued, and there shall be no pending actions, proceedings or claims made or, to the Knowledge of Parent or any Major Shareholder, threatened against Parent at the Effective Time.

          (k) At the Closing, Parent and Merger Sub shall have delivered to the Company an opinion of Parent's legal counsel dated as of the Closing to the effect that:

               (i) Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

               (ii) This Agreement has been duly authorized, executed and delivered by Parent and Merger Sub and is a valid and binding obligation of Parent and Merger Sub enforceable in accordance with its terms;

               (iii) Parent and Merger Sub each through its Board of Directors and stockholders have taken all corporate action necessary for performance under this Agreement;

               (iv) The documents executed and delivered to the Company and the Company Stockholders hereunder are valid and binding in accordance with their terms and vest in the Company Stockholders all right, title and interest in and to the shares of Parent's capital stock to be issued pursuant to Section 2 hereof, and the shares of Parent capital stock when issued will be duly and validly issued, fully paid and nonassessable;

               (v) Parent and Merger Sub each has the corporate power to execute, deliver and perform under this Agreement; and

               (vi) Legal counsel for Parent and Merger Sub is not aware of any liabilities, claims or lawsuits involving Parent or Merger Sub.

     10. Conditions Precedent to the Obligations of Parent and Merger Sub. All obligations of Parent and Merger Sub under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

          (a) The representations and warranties by the Company contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true and correct in all material respects at and as of the Closing as though such representations and warranties were made at and as of such times.

          (b) The Company shall have performed and complied with, in all material respects, all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing;

          (c) The Company shall deliver an opinion of its legal counsel to the effect that:

               (i) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation;

               (ii) This Agreement has been duly authorized, executed and delivered by the Company;

               (iii) The Board of Directors and stockholders of the Company have taken all corporate action necessary for performance under this Agreement; and

               (iv) The Company has the corporate power to execute, deliver and perform under this Agreement.

     11. Survival and Indemnification. All representations, warranties, covenants and agreements contained in this Agreement, or in any schedule, certificate, document or statement delivered pursuant hereto, shall survive (and not be affected in any respect by) the Closing, any investigation conducted by any party hereto and any information which any party may receive. Notwithstanding the foregoing, the representations and warranties contained in or made pursuant to this Agreement shall terminate on, and no claim or action with respect thereto may be brought after, the third anniversary of the Effective Date, except that the representations and warranties contained in
Section 6(h) of this Agreement shall survive indefinitely. The representations and warranties which terminate on the third anniversary of the Effective Date, and the liability of any party with respect thereto pursuant to this Section 11, shall not terminate with respect to any claim, whether or not fixed as to liability or liquidated as to amount, with respect to which the appropriate party has been given written notice setting forth the facts upon which the claim for indemnification is based prior to the third anniversary of the Effective Date, as the case may be.

          (a) The parties shall indemnify each other as set forth below:

          (b) Subject to the provisions of this Section 11, each of the Major Shareholder, Parent and Merger Sub (individually and collectively, the "Parent Group") shall jointly and severally indemnify and hold harmless the Company and the Company's past, present and future officers, directors, stockholders, employees, attorneys, and agents (and after the Closing, the Major Shareholder shall also indemnify Parent) (collectively, the "Company Indemnified Parties") from and against any Losses (as defined below) including, without limitation, any reasonable legal expenses to the extent arising from, relating to or otherwise in respect of (i) any inaccuracy or breach of any representation or warranty of the Parent Group contained in Sections 6 or 14 of this Agreement (as of the date hereof, or as of the Closing) or of any representation, warranty or statement made in any schedule, certificate, document or instrument delivered by the Parent Group or any officer or any of them at or in connection with the Closing, in each case without giving effect to any materiality qualification (including qualifications indicating accuracy in all material respects), or (ii) the breach by the Parent Group, of or failure by the Parent Group to perform any of its covenants or agreements contained in this Agreement; provided, however, that (A) no member of the Parent Group shall be responsible for any Losses with respect to the matters referred to in clauses (i) or (ii) of this Section 11(a), until the cumulative aggregate amount of all such Losses exceeds $10,000, in which event the Parent Group shall then be liable for all such cumulative aggregate Losses, including the first $10,000. Each member of the Parent Group specifically acknowledges and agrees that any member of the Company Indemnified Party may proceed against any member of the Parent Group under this Section 11 without contemporaneously, or at any time, proceeding against any other member of the Parent Group. As used herein, "Losses" shall mean any and all demands, claims, complaints, actions or causes of action, suits, proceedings, investigations, arbitrations, assessments, losses, damages, payments, liabilities or obligations (including those arising out of any action, such as any settlement or compromise thereof or judgment or award therein) and any fees, costs and expenses related thereto, and the term "legal expenses" shall mean the fees, costs and expenses of any kind incurred by any party indemnified herein and its counsel in investigating, preparing for, defending against or providing evidence, producing documents or taking other action with respect to any threatened or asserted claim.

          (c) Subject to the provisions of this Section 11, the Company shall indemnify and hold harmless each member of the Parent Group (collectively, the "Parent Group Indemnified Parties") from and against any Losses (including, without limitation, any reasonable legal expenses) to the extent arising from, relating to or otherwise in respect of (i) the inaccuracy or breach of any representation or warranty of the Company contained in Sections 5 or 14 of this Agreement (as of the date hereof, or as of the Closing) or of any representation, warranty or statement made in any schedule, certificate document or instrument delivered by the Company or an officer of the Company at or in connection with the Closing, in each case without giving effect to any materiality qualification (including qualifications indicating accuracy in all material respects), or (ii) the breach by the Company of or failure by the Company to perform any of its covenants or agreements contained in this Agreement; provided, however, that the Company shall not be responsible for any Losses with respect to the matters until the cumulative aggregate amount of such Losses exceeds $10,000, in which event the Company shall then be liable for all such cumulative aggregate Losses, including the first $10,000.

          (d) The procedure for satisfaction of claims from the Escrow Shares is set forth in the Escrow Agreement; and in the event that the Escrow Shares have been exhausted, the procedure for satisfaction of claims is as follows: In order for a Company Indemnified Party or Parent Group
     Indemnified Party (an "Indemnified Party") to be entitled to any indemnification provided for under this Agreement, the Indemnified Party shall deliver notice of its claim for indemnification with reasonable promptness after determining to make such claim, to the Parent Group or any member thereof (in the case of any indemnification claim under Section

     11(a)(1))  or to Parent  (in the case of any  indemnification  claim  under
     Section 11(a)(2)). The failure by any Indemnified Party so to notify the Parent Group (or any member thereof) or Parent, as the case may be, shall not relieve any relevant indemnifying party (each relevant member of the Parent Group, or the Company, as the case may be, being referred to herein as an "Indemnifying Party") from any liability which he or it may have to such Indemnified Party under this Agreement, except to the extent that such claim for indemnification involves the claim of a third party against the Indemnified Party and the Indemnifying Party shall have been actually prejudiced by such failure. If an Indemnifying Party does not notify the Indemnified Party within 30 calendar days following receipt by it of such notice that such Indemnifying Party disputes its liability to the Indemnified Party under this Agreement, such claim specified by the Indemnified Party in such notice shall be conclusively deemed a liability of such Indemnifying Party under this Agreement and such Indemnifying Party shall pay the amount of such liability to the Indemnified Party on demand or, in the case of any notice in which the amount of the claim (or any portion thereof) is estimated, on such later date when the amount of such claim (or such portion thereof) becomes finally determined. If an Indemnifying Party has timely disputed its liability with respect to such claim, as provided above, such Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be resolved by litigation in accordance with the terms of this Agreement.

          (e) (i) If the claim involves a third party claim (a "Third Party Claim"), then the Indemnifying Party shall have the right, at its sole cost, expense and ultimate liability regardless of the outcome, and through counsel of its choice (which counsel shall be reasonably satisfactory to the Indemnified Party), to litigate, defend, settle or otherwise attempt to resolve such Third Party Claim; provided, however, that if in the Indemnified Party's reasonable judgment a conflict of interest may exist between the Indemnified Party and the Indemnifying Party with respect to such Third Party Claim, then the Indemnified Party shall be entitled to select counsel of its own choosing, reasonably satisfactory to the Indemnifying Party, in which event the Indemnifying Party shall be obligated to pay the fees and expenses of such counsel.

               (i) Notwithstanding the preceding paragraph, if in the Indemnified Party's reasonable judgment no such conflict exists, the Indemnified Party may, but will not be obligated to, participate at its own expense in a defense of such Third Party Claim by counsel of its own choosing, but the Indemnifying Party shall be entitled to control the defense unless (A) in the case where only money damages are sought, the Indemnified Party has relieved the Indemnifying Party from liability with respect to the particular matter or (B) in the case where equitable relief is sought, the Indemnified Party elects to participate in and jointly control the defense thereof.

               (ii) Whenever the Indemnifying Party controls the defense of a Third Party Claim, the Indemnifying Party may only settle or compromise the matter subject to indemnification without the consent of the Indemnified Party if such settlement includes a complete release of all Indemnified Parties as to the matters in dispute and relates solely to money damages. The Indemnified Party will not unreasonably withhold consent to any settlement or compromise that requires its consent.

               (iii) In the event the Indemnifying Party fails to timely defend, contest, or otherwise protect the Indemnified Party against any such claim or suit, the Indemnified Party may, but will not be obligated to, defend, contest, or otherwise protect against the same, and make any compromise or settlement thereof, and in such event, or in the case where the Indemnified Party jointly controls such claim or suit, the Indemnified Party shall be entitled to recover its costs thereof from the Indemnifying Party, including attorneys' fees, disbursements and all amounts paid as a result of such claim or suit or the compromise or settlement thereof.

               (iv) The Indemnified Party shall cooperate and provide such assistance as the Indemnifying Party may reasonably request in connection with the defense of the matter subject to indemnification and in connection with recovering from any third parties amounts that the Indemnifying Party may pay or be required to pay by way of indemnification hereunder.

          (f) The amount of Losses for which indemnification is provided hereunder shall be computed without regard to any insurance recovery related to such losses.

     12. Nature of Representations. All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance solely on the representations, warranties and covenants and agreements contained in this Agreement and the other documents delivered at the Closing and not upon any representation warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

     13. Documents at Closing. At the Closing, the following documents shall be delivered:

          (a) The Company will deliver, or will cause to be delivered, to Parent the following:

               (i) a certificate executed by the President of the Company to the effect that all representations and warranties made by the Company under this Agreement are true and correct as of the Closing, the same as though originally given to Parent or Merger Sub on said date;

               (ii) a certificate from the State of Delaware dated within five business days of the Closing to the effect that the Company is in good standing under the laws of Delaware;

               (iii) such other instruments, documents and certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement;

               (iv) executed copy of the Certificate of Merger for filing in Delaware;

               (v) certified copies of resolutions adopted by the stockholders and directors of the Company authorizing the Merger;

               (vi) all other items, the delivery of which is a condition precedent to the obligations of Parent and Merger Sub, as set forth herein; and

               (vii) the legal opinion required by Section 9(l) hereof.

          (b) Parent and Merger Sub will deliver or cause to be delivered to the
     Company:

               (i) stock certificates representing those securities of Parent to be issued as a part of the Merger as described in Section 2 hereof;

               (ii) a certificate of the President of Parent and Merger Sub, respectively, to the effect that all representations and warranties of Parent and Merger Sub made under this Agreement are true and correct as of the Closing, the same as though originally given to the Company on said date;

               (iii) certified copies of resolutions adopted by the stockholders and the Board of Directors of Merger Sub and the Board of Directors of Parent authorizing the Merger and all related matters;

               (iv) certificates from the jurisdiction of incorporation of Parent and Merger Sub dated within five business days of the Closing Date that each of said corporations is in good standing under the laws of said state;

               (v) executed copy of the Certificate of Merger for filing in Delaware;

               (vi) opinion of Parent's counsel as described in Section 9(l) above;

               (vii) such other instruments and documents as are required to be delivered pursuant to the provisions of this Agreement;

               (viii) written resignation of all of the officers and directors of Parent and Merger Sub and the written appointment of the Company's nominees as directors and officers of Parent; and

               (ix) all other items, the delivery of which is a condition precedent to the obligations of the Company, as set forth in Section 9 hereof.

     14. Finder's Fees. Each Major Shareholder, Parent and Merger Sub, jointly and severally, represent and warrant to the Company, and the Company represents and warrants to each of the Major Shareholders, Parent and Merger Sub, that none of them, or any party acting on their behalf, has incurred any liabilities, either express or implied, to any "broker" or "finder" or similar person in connection with this Agreement or any of the transactions contemplated hereby.

     15. Post-Closing Covenants.

          (a) Financial Statements. After the Closing, Parent shall timely file a current report on Form 8-K to report the Merger. In addition, for a period of 12 months following the Closing, Parent shall use its commercially reasonable efforts to timely file all reports and other documents required to be filed by Parent under the Securities Exchange Act of 1934.

          (b)   Standard  and  Poor's.   If  required,   Parent  shall  use  its
     commercially reasonable efforts to apply for listing with Standard and Poor's Information Service and Blue Sky filings.

          (c) Confidentiality. Each Major Shareholder hereby agrees that, after the Closing, he or she shall not publicly disclose any confidential information of either Parent, Merger Sub or the Company, and that he or she shall not make any public statement or announcement regarding the Merger or the business, financial condition, prospects or operations of Parent or the Company, without the prior written consent of the Company (or, after the Effective Date, Parent).

          (d)  Limitation  of  Subsequent  Corporate  Actions.  It is  expressly understood and agreed that the Company, and its affiliates and stockholders, will take all steps necessary to ensure that with respect to the operations of Parent for a period of twelve months following the Effective Date, (i) Parent shall not cause a reverse split of the Parent Common Stock, (ii) no shares of Parent Common Stock shall be issued for less than $5.00 per share other than pursuant to options or warrants to purchase Company Common Stock that are converted into options or warrants to purchase Parent Common Stock in connection with the Merger, and (iii) the assets of the Surviving Corporation as of the Effective Time shall not be sold, transferred or assigned for less than fair market value to any person that is not a direct or indirect wholly-owned subsidiary of Parent.

     16. Miscellaneous.

          (a) Further Assurances. At any time, and from time to time, after the Effective Date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

          (b) Waiver. Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party (in its sole discretion) to whom such compliance is owed.

          (c) Termination. This Agreement and all obligations hereunder (other than those under Section 16(l)) may be terminated (i) after October 15, 2005 at the discretion of either party if the Closing has not occurred by October 15, 2005 (unless the Closing date is extended with the consent of both the Company and Parent) for any reason other than the default hereunder by the terminating party, (ii) at any time by the non-breaching party if any of the representations and warranties or other agreements made herein by the other party have been materially breached, (iii) by mutual written consent of Parent and the Company or (iv) by the Company if the Company Stockholders do not approve the Merger.

          (d) Amendment. This Agreement may be amended only in writing as agreed to by all parties hereto.

          (e) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first class registered or certified mail, return receipt requested to the last known address of the noticed party.

          (f) Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          (g) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (h) Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

          (i) Entire Agreement. This Agreement and the attached Exhibits, including the Certificate of Merger, which is attached hereto as Exhibit A, is the entire agreement of the parties covering everything agreed upon or understood in the transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof.

          (j) Time. Time is of the essence.

          (k) Severability. If any part of this Agreement is deemed to be unenforceable, the balance of the Agreement shall remain in full force and effect.

          (l) Responsibility and Costs. Whether the Merger is consummated or not, all fees, expenses and out-of-pocket costs, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred by the parties hereto shall be borne solely and entirely by the party that has incurred such costs and expenses, unless the failure to consummate the Merger constitutes a breach of the terms hereof, in which event the breaching party shall be responsible for all costs of all parties hereto. Notwithstanding the foregoing, however, the Major Shareholder shall be responsible for all such costs and expenses incurred by Parent and Merger Sub. The indemnification provisions of Section 10 shall not apply in the event of the termination of this Agreement prior to the Closing as a result of a breach hereof by either party.

          (m) Inapplicability of Indemnification Provisions. The provisions contained in Parent's Articles of Incorporation and/or By-laws for indemnifying officers and directors of that company shall not apply to the representations and warranties made herein by each Major Shareholder or the officers of Parent.

          (n) Applicable Law. This Agreement shall be construed and governed by the internal laws of the State of Delaware.

          (o) Jurisdiction and Venue. Each party hereto irrevocably consents to the jurisdiction and venue of the state or federal courts located in Travis County, State of Texas, in connection with any action, suit, proceeding or claim to enforce the provisions of this Agreement, to recover damages for breach of or default under this Agreement, or otherwise arising under or by reason of this Agreement.

                            [Signature Pages Follow]

         IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

                         UINTAH MOUNTAIN COPPER COMPANY


                         By: /s/ James Anderson
                         Name:  James Anderson
                         Title:    President


                         VOXPATH ACQUISITION CORP.


                         By: /s/ James Anderson
                         Name:  James Anderson
                         Title:    President


                         VOXPATH NETWORKS, INC.


                         By: /s/ Kalvirayan S. Mani
                         Name: Kalvirayan S. Mani
                         Title:    President




                         MAJOR SHAREHOLDERS:

                         By: /s/ James Anderson
                         Name:
                         Title:


                         By:
                         Name:
                         Title:


                         By:
                         Name:
                         Title:

                                   SCHEDULE A

                               MAJOR SHAREHOLDERS



James E. Anderson
378 N. Main St., Suite 124
Layton, Utah 84041

                                    EXHIBIT A

                              Certificate of Merger

                                     Merging

                            VOXPATH ACQUISITION CORP.
                            (a Delaware corporation)

                                  With and Into

                             VOXPATH NETWORKS, INC.
                            (a Delaware corporation)

The undersigned corporation DOES HEREBY CERTIFY:

FIRST: That the name and state of incorporation of each of the constituent corporations of the merger are as follows:

          Name                                        State of Incorporation

          Voxpath Networks, Inc.                             Delaware

          Voxpath Acquisition Corp.                          Delaware

SECOND: That an Agreement and Plan of Reorganization, dated August 19, 2005 (the "Merger Agreement") between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of 251(c) of the Delaware General Corporation Law.

THIRD:  That the name of the surviving corporation is Voxpath Networks, Inc.

FOURTH: That the Fifth Amended and Restated Certificate of Incorporation of Voxpath Networks, Inc., as amended and in effect immediately prior to the effective time of the merger, shall be the Certificate of Incorporation of the Surviving Corporation until further amended as provided therein and under Delaware law.

FIFTH: That the executed Merger Agreement is on file at the principal place of business of the surviving corporation, the address of which is 7600-B North Capital of Texas Hwy., Austin, Texas 78731.

SIXTH: That a copy of the Merger Agreement will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

Dated:  _____________, 2005

                            VOXPATH NETWORKS, INC.


                            By:
                                ----------------------------------------------
                            Name: Kalvirayan S. Mani
                                                     Title:   President

                                    EXHIBIT B

                                Escrow Agreement